EXHIBIT 99.1

FOR IMMEDIATE RELEASE

TETRA TECHNOLOGIES, INC.
ANNOUNCES FOURTH QUARTER AND FULL YEAR 2013 RESULTS

The Woodlands, Texas (February 28, 2014) - TETRA Technologies, Inc. (TETRA or the Company) (NYSE:TTI) today announced a fourth quarter 2013 loss from continuing operations attributable to TETRA stockholders of $(0.13) per fully diluted share compared to a loss of $(0.05) per fully diluted share reported in the fourth quarter of 2012. These fourth quarter 2013 results include a pretax loss by the Maritech segment of $(20.3) million and $(9.8) million of unusual pretax charges that aggregate to a net loss after tax of approximately $(0.25) per share, compared to special pretax charges of $(6.2) million and a pretax loss by the Maritech segment of $(22.9) million that aggregated to a net loss after tax of approximately $(0.26) per share in the fourth quarter of 2012.

Highlights of the 2013 fourth quarter and full year include:

•
adjusted fourth quarter 2013 earnings per fully diluted share attributable to TETRA stockholders of $0.12, excluding Maritech and unusual charges totaling $(0.25), are consistent with the top of the estimated earnings range provided on February 10, 2014;

•
adjusted full-year 2013 earnings per fully diluted share attributable to TETRA stockholders of $0.63, excluding Maritech and unusual charges (adjusted fourth quarter and full year results are non-GAAP financial measures that are reconciled to the nearest GAAP measures in the tables below); and

•
free cash flow excluding Maritech improved from $4.6 million in 2012 to $62.4 million in 2013 as the Company continued to progress toward the 2014 goal of generating $80 million of free cash flow excluding Maritech (free cash flow excluding Maritech is a non-GAAP financial measure that is reconciled to the nearest GAAP measure in the tables below).

Consolidated revenues for the quarter ended December 31, 2013 were $225.4 million versus $231.1 million in the fourth quarter of 2012. Total gross profit was $18.5 million in the fourth quarter of 2013 versus $32.2 million in the fourth quarter of 2012. Income (loss) before discontinued operations was $(9.1) million in the fourth quarter of 2013 versus $(3.2) million in the comparable period of 2012. Net income (loss) attributable to TETRA stockholders was $(10.3) million in 2013's fourth quarter versus $(4.0) million in 2012's fourth quarter. The foregoing results include the impact of the Maritech segment. As discussed below, management believes that it is helpful to an understanding of the Company's business going forward to present financial results excluding the impact of Maritech. Such results, reconciled to the nearest GAAP financial measures, are included at the end of this press release.

Consolidated results per share from continuing operations attributable to TETRA stockholders for the fourth quarter of 2013 were a loss of $(0.13) with 78.2 million weighted average diluted common shares outstanding versus a loss of $(0.05) with 77.5 million weighted average diluted common shares outstanding in the fourth quarter of 2012. As of December 31, 2013, total debt was $387.8 million and cash was $38.8 million.

Divisional pretax earnings (loss) from continuing operations in the fourth quarter of 2013 versus the fourth quarter of 2012 were: Fluids Division - $13.7 million in 4Q 2013 and $16.9 million in 4Q 2012; Production Testing - $0.7 million in 4Q 2013 and $11.9 million in 4Q 2012; Compressco - $6.4 million in 4Q 2013 and $6.1 million in 4Q 2012; Offshore Services - $(2.2) million in 4Q 2013 and $(1.1) million in 4Q 2012; and, Maritech - $(20.3) million in 4Q 2013 and $(22.9) million in 4Q 2012.

Financial data comparing the fourth quarter and full year 2013 to prior quarterly and annual periods is available in the financial tables set forth below.

Stuart M. Brightman, TETRA's President and Chief Executive Officer, stated, “Our adjusted fourth quarter 2013 earnings of $0.12 per share are at the top of the estimated earnings range we provided in our February 10, 2014 press release.

“Our Fluids Division’s profitability decreased in the fourth quarter of 2013 both sequentially and compared to the fourth quarter of 2012 primarily due to customer delays on certain deepwater completion fluids projects in the Gulf of Mexico and a decline in onshore activity for several of our major customers during the latter part of the fourth quarter. In addition, the sequential decline in profitability is partially attributable to a major project accomplished in the third quarter of 2013, and the year-over-year decline is due, in part, to a major project that took place in the fourth quarter of 2012.

“For our Production Testing segment, profitability was also decreased in the fourth quarter of 2013 both sequentially and compared to the prior year’s fourth quarter. The major contributors to this decline were the continued challenging market environment in North America and a lack of demand for testing services in Mexico. We are encouraged by the progress we have made in the U.S. over the past few months in leveraging our expanded sales capabilities to gain new customers. We believe that we will see the benefit of this expanded sales effort, as well as a slight increase in overall U.S. onshore market activity, in the segment’s results for the first quarter of 2014, and beyond. Going forward, we continue to believe that we will see a very slow recovery in Mexico as our major customer focuses its spending on production enhancement, as opposed to new drilling. In other international markets, we expect to benefit from the recently announced acquisition of the remaining interest in our joint venture in Saudi Arabia.

“Our Compressco segment’s profitability increased in the fourth quarter of 2013 both sequentially and compared to the prior year’s fourth quarter. Other than the slow recovery in Mexico that has also impacted Compressco’s operations, all of Compressco’s markets reflected improvement in the fourth quarter. This improvement was driven, in part, by increased demand for our unconventional services in the U.S., and other international growth.

“For the fourth quarter of 2013, our Offshore Services segment reported a pretax loss of $(2.2) million, which includes a $9.3 million asset impairment associated with the sale of the DB-1 heavy lift barge. Excluding the impact of the impairment, this compares favorably with the segment’s results for the fourth quarter of 2012. Our Offshore Services segment achieved this improvement in fourth quarter 2013 results despite unfavorable weather conditions during the second half of the quarter. In addition, the positive impact of previously implemented and ongoing cost efficiencies and the segment’s expansion into the infrastructure market also contributed to the fourth quarter improvement.

“Our Maritech segment recorded an adjustment to its abandonment and decommissioning liabilities of $20.9 million in the fourth quarter of 2013 due to unfavorable weather conditions that delayed work on a platform removal and revisions to estimates of future work required on certain wells.

“We generated $62.4 million of free cash flow excluding Maritech during 2013, and the free cash flow excluding Maritech trend of the past three years (as illustrated in the table included in the non-GAAP reconciliation section, below) gives us additional confidence in our ability to achieve our 2014 goal of $80.0 million in free cash flow excluding Maritech.”

As a result of Maritech's sale of essentially all of its oil and gas properties during 2011 and 2012, the Company believes it will be helpful to provide adjusted financial results that exclude the impact of Maritech. These results are intended to show TETRA's historical results of operations on a basis that is consistent with expected operations going forward. Set forth below in this press release under “Reconciliation of Non-GAAP Financial Measures” is a presentation of TETRA's consolidated free cash flow excluding Maritech, consolidated revenues excluding Maritech, consolidated gross profit excluding Maritech, and consolidated income before taxes and discontinued operations excluding Maritech, all of which are non-GAAP financial measures that are reconciled to the nearest GAAP measures.

TETRA will host a conference call to discuss fourth quarter 2013 results today, February 28, 2014, at 10:30 am ET. Stuart M. Brightman, TETRA's President and Chief Executive Officer, and Elijio V. Serrano, TETRA's Chief Financial Officer, will host the call. The phone number for the call is 877/870-4263. The conference will also be available by live audio webcast and may be accessed through TETRA's website at www.tetratec.com.

TETRA is a geographically diversified oil and gas services company focused on completion fluids and associated products and services, water management, after-frac flow back, production well testing, offshore rig cooling, compression based production enhancement, and selected offshore services, including well plugging and abandonment, decommissioning, and diving.

Forward Looking Statements

This press release includes certain statements that are deemed to be forward-looking statements. Generally, the use of words such as “may,” “expect,” “intend,” “estimate,” “projects,” “anticipate,” “believe,” “assume,” “could,” “should,” “plans,” “targets” or similar expressions that convey the uncertainty of future events, activities, expectations or outcomes identify forward-looking statements that the Company intends to be included within the safe harbor protections provided by the federal securities laws. These forward-looking statements include statements concerning expected results of operational business segments for 2013 and 2014, anticipated benefits from the Company's acquisitions of assets and businesses, projections concerning the Company's business activities in the Gulf of Mexico, financial guidance, estimated earnings, earnings per share, and statements regarding the Company's beliefs, expectations, plans, goals, future events and performance, and other statements that are not purely historical. These forward-looking statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of risks and uncertainties, many of which are beyond the control of the Company. Investors are cautioned that any such statements are not guarantees of future performances or results and that actual results or developments may differ materially from those projected in the forward-looking statements. Some of the factors that could affect actual results are described in the section titled “Risk Factors” contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2012, as well as other risks identified from time to time in its reports on Form 10-Q and Form 8-K filed with the Securities and Exchange Commission.

Financial Data (unaudited)
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
	(In Thousands)
Revenues	$225,435	$231,140	$909,398	$880,831
Gross profit	18,541	32,226	135,392	167,380

General and administrative expense	32,434	36,314	131,466	131,649
Interest expense, net	4,536	4,587	17,121	17,080
Other (income) expense	(783)	(3,590)	(13,067)	(9,532)
Income before taxes and discontinued operations	(17,646)	(5,085)	(128)	28,183
Provision (benefit) for income taxes	(8,526)	(1,912)	(3,454)	9,429
Income (loss) before discontinued operations	(9,120)	(3,173)	3,326	18,754
Income from discontinued operations, net of taxes	(1)	—	(1)	3
Net income (loss)	(9,121)	(3,173)	3,325	18,757
Net (income) attributable to noncontrolling interest	(1,208)	(835)	(3,172)	(2,797)
Net income (loss) attributable to TETRA stockholders	$(10,329)	$(4,008)	$153	$15,960

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
	(In Thousands, Except Per Share Amounts)
Basic per share information:
Income (loss) before discontinued operations attributable to TETRA stockholders	$(0.13)	$(0.05)	$0.00	$0.21
Income (loss) from discontinued operations attributable to TETRA stockholders	—	—	—	—
Net income (loss) attributable to TETRA stockholders	$(0.13)	$(0.05)	$0.00	$0.21
Weighted average shares outstanding	78,211	77,491	77,954	77,293

Diluted per share information:
Income (loss) before discontinued operations attributable to TETRA stockholders	$(0.13)	$(0.05)	$0.00	$0.20
Income (loss) from discontinued operations attributable to TETRA stockholders	—	—	—	—
Net income (loss) attributable to TETRA stockholders	$(0.13)	$(0.05)	$0.00	$0.20
Weighted average shares outstanding	78,211	77,491	78,840	77,963

Depreciation and amortization	$30,065	$27,321	$80,985	$75,747

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
	(In Thousands)
Revenues by segment:
Fluids Division	$88,782	$90,147	$382,663	$334,548
Production Enhancement Division
Production Testing	46,563	63,339	195,983	207,984
Compressco	32,714	32,595	121,287	109,466
Intersegment eliminations	(882)	(1,730)	(1,747)	(2,354)
Production Enhancement Division total	78,395	94,204	315,523	315,096
Offshore Division
Offshore Services	67,273	61,370	255,812	265,943
Maritech	1,366	1,059	5,559	6,158
Intersegment eliminations	(10,383)	(15,720)	(50,121)	(41,199)
Offshore Division total	58,256	46,709	211,250	230,902
Corporate overhead	—	84	—	417
Eliminations and other	2	(4)	(38)	(132)
Total revenues	$225,435	$231,140	$909,398	$880,831

Gross profit (loss) by segment:
Fluids Division	$21,204	$24,585	$100,106	$79,454
Production Enhancement Division
Production Testing	5,882	16,993	29,566	58,009
Compressco	11,346	11,295	38,726	38,991
Intersegment eliminations	1	—	2	—
Production Enhancement Division total	17,229	28,288	68,294	97,000
Offshore Division
Offshore Services	721	1,761	36,147	33,272
Maritech	(20,028)	(21,713)	(66,828)	(39,397)
Intersegment eliminations	—	—	—	—
Offshore Division total	(19,307)	(19,952)	(30,681)	(6,125)
Eliminations and other	(585)	(695)	(2,327)	(2,949)
Total gross profit	$18,541	$32,226	$135,392	$167,380

Income (loss) before taxes and discontinued operations by segment:
Fluids Division	$13,735	$16,946	$69,438	$50,830
Production Enhancement Division
Production Testing	671	11,886	14,093	39,847
Compressco	6,367	6,087	20,200	20,598
Intersegment eliminations	(105)	—	(105)	—
Production Enhancement Division total	6,933	17,973	34,188	60,445
Offshore Division
Offshore Services	(2,194)	(1,133)	22,870	21,706
Maritech	(20,286)	(22,852)	(64,365)	(42,790)
Intersegment eliminations	—	—	—	—
Offshore Division total	(22,480)	(23,985)	(41,495)	(21,084)
Corporate overhead	(15,834)	(16,019)	(62,259)	(62,008)
Total income before taxes and discontinued operations	$(17,646)	$(5,085)	$(128)	$28,183

	December 31, 2013	December 31, 2012
	(In Thousands)
Balance Sheet:
Cash (excluding restricted cash)	$38,754	$74,048
Accounts receivable, net	180,659	176,352
Inventories	100,792	103,041
Other current assets	53,734	81,668
PP&E, net	572,616	552,714
Other assets	259,978	273,995
Total assets	$1,206,533	$1,261,818

Current portion of decommissioning liabilities	$38,700	$80,667
Other current liabilities	134,326	176,148
Long-term debt	387,727	331,268
Long-term portion of decommissioning liabilities	12,204	14,254
Other long-term liabilities	36,078	66,173
Equity	597,498	593,308
Total liabilities and equity	$1,206,533	$1,261,818

Reconciliation of Non-GAAP Financial Measures

This press release refers to net debt, free cash flow excluding Maritech, revenues excluding Maritech, gross profit excluding Maritech, income before taxes excluding Maritech and unusual charges, and diluted per share information excluding Maritech and unusual charges, all of which are financial measures not derived in accordance with generally accepted accounting principles, or “GAAP.”

As a supplement to financial results prepared in accordance with GAAP, the Company has provided the following tables, which contain results excluding the impact of Maritech. The tables also include reconciliations of free cash flow excluding Maritech, consolidated revenues excluding Maritech, consolidated gross profit excluding Maritech, consolidated income before taxes excluding Maritech and unusual charges, and net income per diluted share excluding Maritech and unusual charges, to the appropriate GAAP financial measures. The Company's management views free cash flow excluding Maritech, consolidated revenues excluding Maritech, consolidated gross profit excluding Maritech, consolidated income before taxes excluding Maritech and unusual charges, and net income per diluted share excluding Maritech and unusual charges as appropriate measures to evaluate its results of operations following the sales of Maritech oil and gas producing properties that occurred during 2011 and 2012. These non-GAAP financial measures may not be comparable to similarly titled measures used by other companies and should not be used as a substitute for free cash flow, revenues, gross profit, income before taxes, earnings per share or other measures of financial performance presented in accordance with GAAP. Reconciliations of free cash flow excluding Maritech for the years ended December 31, 2013, 2012 and 2011, and reconciliations of consolidated revenues excluding Maritech, consolidated gross profit excluding Maritech, consolidated income before taxes excluding Maritech and unusual charges, and net income per diluted share excluding Maritech and unusual charges for the three and twelve month periods ended December 31, 2013 and December 31, 2012 are provided below.

	Year Ended December 31,
	2013	2012	2011
	(In Thousands)
Net cash provided by (used in) operating activities	$49,656	$17,669	$43,787
Less: net cash used in Maritech decommissioning activities	114,109	94,419	101,920
Less: capital expenditures	(101,379)	(107,524)	(123,604)
Free cash flow excluding Maritech	$62,386	$4,564	$22,103

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
	(In Thousands, Except Per Share Amounts)

Consolidated revenues	$225,435	$231,140	$909,398	$880,831
Less: Maritech revenues	(1,366)	(1,059)	(5,559)	(6,158)
Consolidated revenues excluding Maritech	$224,069	$230,081	$903,839	$874,673

Consolidated gross profit	$18,541	$32,226	$135,392	$167,380
Less: Maritech gross loss	20,028	21,713	66,828	39,397
Consolidated gross profit excluding Maritech	$38,569	$53,939	$202,220	$206,777

Consolidated income (loss) before taxes and discontinued operations	$(17,646)	$(5,085)	$(128)	$28,183
Less: Maritech loss before taxes	20,286	22,852	64,365	42,790
Less: unusual charges	9,824	6,239	12,200	7,492
Consolidated income before taxes and discontinued operations excluding Maritech and unusual charges	$12,464	$24,006	$76,437	$78,465

Diluted per share information:
Net income (loss) attributable to TETRA stockholders	$(0.13)	$(0.05)	$0.00	$0.20
Loss for Maritech	0.17	0.20	0.53	0.36
Unusual charges	0.08	0.06	0.10	0.06
Net income attributable to TETRA stockholders excluding Maritech and unusual charges	$0.12	$0.21	$0.63	$0.62

The following reconciliation of net debt is also presented as a supplement to financial results prepared in accordance with GAAP. The Company defines net debt as the sum of long-term and short-term debt on its consolidated balance sheet, less cash, excluding restricted cash on the consolidated balance sheet and excluding the debt and cash of Compressco Partners, L.P. Management views net debt as a measure of TETRA's ability to reduce debt, add to cash balances, pay dividends, repurchase stock, and fund investing and financing activities. A reconciliation of long-term debt to net debt as of December 31, 2013 and December 31, 2012 is provided below.

	December 31, 2013	December 31, 2012
	(In Thousands)
Net Debt:
Long-term debt, including current portion	$357,857	$356,659
Less: cash, excluding Compressco Partners' cash	29,277	61,082
Net debt	$328,580	$295,577

These reconciliations are not a substitute for financial information prepared in accordance with GAAP and should be considered within the context of the complete financial results for the given period.

Contact:
TETRA Technologies, Inc., The Woodlands, Texas
Stuart M. Brightman, 281/367-1983
Fax: 281/364-4346
www.tetratec.com